BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

BARNWELL INDUSTRIES, INC. REPORTS EARNINGS
FOR ITS FIRST QUARTER ENDED DECEMBER 31, 2020

HONOLULU, HAWAII, February 10, 2021 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported net earnings of $584,000, $0.07 per share, for the three months ended December 31, 2020, as compared to a net loss of $414,000, $0.05 per share, for the three months ended December 31, 2019.
Mr. Alexander C. Kinzler, Chief Executive Officer of Barnwell, commented, “We are pleased to report net earnings for the quarter ended December 31, 2020 as compared to last year’s net loss for the three months ended December 31, 2019, primarily due to a $1,097,000 improvement in equity in earnings of affiliates as compared to the quarter ended December 31, 2019.
“This increase in the affiliates’ earnings reflects improved land sales at Kaupulehu, North Kona, Hawaii, with the Company having received $1,712,000 in net cash distributions in our first quarter, $459,000 of which was a preferred return which contributed to our net earnings, improving our cash balance and liquidity.  Contract drilling segment operating profits grew slightly and while oil and natural gas operating margins declined this was largely due to a $630,000 non-cash impairment of our oil and natural gas properties due to lower 12-month historical rolling average oil and natural gas prices this year as compared to the preceding year, there was no such oil and natural gas impairment in the first quarter last year.  Our oil and natural gas segment had production increases for all products in the current quarter as compared to last year’s quarter and the first well we drilled at the Twining property a year ago is currently producing over 120 barrels of oil a day.
   “We are also pleased that general and administrative expenses decreased $311,000, 21% in the current quarter as compared to last year’s quarter. The Company also recently entered into a cooperation and support agreement with MRMP-Managers LLC, the Ned L. Sherwood Revocable Trust, Bradley M. Tirpak and Ned L. Sherwood, which we believe will be beneficial in our efforts to reduce general and administrative expenses for the remainder of fiscal 2021 as compared to the same periods in fiscal 2020.
“Barnwell ended the quarter with $5,370,000 in working capital, which includes $5,334,000 in cash and cash equivalents.  Also, in January 2021, we received a net cash distribution in the amount of $199,000 from the Kukio Resort Land Development Partnerships. Financial results of this distribution will be reflected in Barnwell's quarter ending March 31, 2021.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2020	2019

Revenues	$ 4,387,000	$ 4,850,000

Net earnings (loss) attributable to Barnwell Industries, Inc.	$ 584,000	$ (414,000)

Net earnings (loss) per share – basic and diluted	$ 0.07	$ (0.05)

Weighted-average shares and equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160

Contact:  Alexander C. Kinzler
               Chief Executive Officer and President
                Russell M. Gifford
                Executive Vice President and Chief Financial Officer
                Tel: (808) 531-8400